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                                                                   Exhibit 17(a)

                                   PROXY CARD

                          CITIFUNDS FIXED INCOME TRUST

                   CITI SHORT-TERM U.S. GOVERNMENT INCOME FUND

               SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER 4, 2001



     The undersigned hereby appoints [___________], [___________] and [__________] (the "Proxies") and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of the Citi Short-Term U.S. Government Income Fund (the "Meeting") to be held at the offices of Citigroup Asset Management, 7 World Trade Center, 40th Floor, Conference Room 40A, New York, New York 10048 on Tuesday, September 4, 2001 at 9 a.m. Eastern time and at any adjournment or adjournments thereof. The Proxies will cast votes according to the number of shares of Citi Short-Term U.S. Government Income Fund that the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and with all the powers that the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT/ PROSPECTUS DATED JULY 16, 2001.

THE PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF CITIFUNDS FIXED INCOME TRUST, WHICH RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.

(1) To approve an Agreement and Plan of Reorganization, attached to the Proxy Statement/Prospectus for the Meeting, which provides for and contemplates:
     (1) the transfer of substantially all of the assets and liabilities of the Citi Short-Term U.S. Government Income Fund (the "Citi Fund"), a series of the CitiFunds Fixed Income Trust, to the Salomon Brothers U.S. Government Income Fund (the "Salomon Fund"), a series of Salomon Brothers Series Fund Inc., solely in exchange for Class A shares of the Salomon Fund; (2) the distribution of the class A shares of the Salomon Fund to the shareholders of the Citi Fund in liquidation of the Citi Fund; and (3) the termination of the Citi Fund.



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     [ ] FOR                     [ ] AGAINST                       [ ] ABSTAIN


(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" THE PROPOSAL.

PLEASE SIGN EXACTLY AS SHAREHOLDER NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



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SIGNATURE                  DATE           SIGNATURE (JOINT OWNER)           DATE



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